EXHIBIT 10.1

October 12, 2018

Medical Transcription Billing, Corp.

7 Clyde Road

Somerset, NY 08873

Attn: Stephen Snyder, Chief Executive Officer

Dear Mr. Snyder:

Reference is made to the placement agency agreement (the “PAA”), dated October 10, 2018, by and between Medical Transcription Billing, Corp. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive lead placement agent of the Company in connection with the Offering of Securities pursuant to the Registration Statement (as those terms are defined in the PAA).

The Company and Wainwright hereby agree to amend the PAA, as follows:

Section 1(a)(i) is hereby amended and restated in its entirety to read as follows:

(i) A cash fee equal to 9% of the gross proceeds received by the Company from the sale of the Securities at the closing of the Offering (the “Closing”).

Except as expressly set forth above, all of the terms and conditions of the PAA shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. Defined terms used herein but not defined herein shall have the meanings given to such terms in the PAA.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

*********************

IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Sivera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

Accepted and Agreed:

Medical transcription billing, corp.

By:	/s/ Stephen Snyder
Name:	Stephen Snyder
Title:	Chief Executive Officer

430 Park Avenue | New York, New York 10022 | 212.356.0500 | www.hcwco.com

Member: FINRA/SIPC

2